                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 13, 1998, which appears on page 25 of the 1998 Annual Report to Shareholders of RemedyTemp, Inc., which is incorporated by reference in RemedyTemp, Inc.'s Annual Report on Form 10-K for the year ended September 27, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 16 of such Annual Report on Form 10-K.




PRICEWATERHOUSECOOPERS LLP

/s/ PRICE WATERHOUSE COPPERS LLP

Costa Mesa, California

                                            March 31, 1999